Exhibit 10.28

INDEMNITY AND RELEASE AGREEMENT

This Indemnity and Release Agreement (this “Agreement”) is entered into this ____ day of January, 2014 by and among Oasis Petroleum North America LLC (“Oasis”), Bakken Resources, Inc. (“Bakken Resources”) and Mr. Val Holms (“Holms,” and together with Bakken Resources, “Indemnitors”).  Oasis, Bakken Resources and Holms are sometimes referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Holms (through entities controlled by Holms) and Bakken Resources owns certain mineral interests and existing royalty interests in the wells further described on Exhibit A (the “Royalty”);

WHEREAS, in September 2013, Oasis put payments in connection with the Royalty in suspense (the “Suspended Payments”) due to a dispute among Holms and certain third parties, including but not limited to Roil Energy, LLC and Allan Holms (the “Dispute”);

WHEREAS, in consideration of Indemnitors’ entry into this Agreement, Oasis agrees to release the Suspended Payments to Holms, and agrees to pay Holms revenue associated with his Royalty from and after the date hereof (the “Royalty Revenue”);

NOW THEREFORE, in consideration of the mutual benefits and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.

Promptly after execution of this Agreement, Oasis shall release the Suspended Payments to Bakken Resources (for the benefit of Indemnitors).

2.

Except as otherwise provided herein, from and after the date of this Agreement, Oasis shall pay Bakken Resources (for the benefit of Indemnitors) the Royalty Revenue.

3.

In the event that a court of competent jurisdiction determines that, in connection with the Dispute, (i) the Indemnitors do not own the minerals associated with the Royalty, (ii) that any third party is entitled to payments associated with the Royalty, (iii) that any third party is entitled to the Suspended Payments or (iv) any third party is entitled to the Royalty Revenue, Indemnitors shall promptly remit to Oasis the Suspended Payments and the Royalty Revenue paid to Holms by Oasis (or such portion of the Suspended Payments required to satisfy such judgment in this regard), and shall indemnify, defend, release and hold harmless Oasis from any claims, losses, damages, suits, liabilities, judgments, demands, causes of action, penalties, expenses and attorneys’ fees associated with such payments and the Dispute from and after the date hereof.

4.

In the event that the circumstances in Paragraph 3 occur, Oasis shall owe no further obligation to Indemnitors, and Holms nor Bakken Resources shall be entitled to the Suspended Payments nor the Royalty Revenue, except with respect to any portion of the Suspended Payments or Royalty Revenue that is not impacted by such circumstances.

5.

This Agreement shall be governed by the laws of the State of North Dakota, without regard to any conflict of law provisions that would result in the application of the laws of a different jurisdiction.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

OASIS PETROLEUM NORTH AMERICA LLC

By:

_______________________

Name:

Tom F. Hawkins

Title:

Vice President – Land

BAKKEN RESOURCES, INC.

By:

_______________________

Name:

Title:

__________________________

Val Holms

Exhibit A

Well Name

ANDERSMADSON 5201 41-13H

BERING 5200 12-29H

BIRDHEAD 5200 41-22T

BRIER 5200 42-22H

CAROL J A 5200 14-29T

CASEY 5200 13-30B

CATCH FEDERAL 5201 11-12H

CLIFF FEDERAL 5200 14-5H

DORIS H 5200 44-20B

ELERY H 5200 44-20T

HYSTED 5200 44-19H

INIGO 5200 43-20B

LEANNE 5201 41-24B

LEFTY 5200 13-30H

LEO 5200 43-20B

LINDVIG 14-12H

MORRISON 5200 11-30T

PIKES 5200 41-20B

PINGORA 5200 41-20B

SHERMAN 5200 41-20T

SHIELDS 5200 43-20T

STEWART 5200 12-29H

SULLY 5200 11-30B

TAYLOR N 5200 14-29B

TOBY 5200 43-20T

ZAYE FEDERAL 5201 34-2H